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Exhibit 4.2
             THE AMENDED 1992 REPLIGEN CORPORATION STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN; COMPLIANCE WITH RULE 16B-3.

     (a) The 1992 Repligen Corporation Stock Option Plan, as amended (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Repligen Corporation, a Delaware corporation (the "Company") by, qualified employees, outside directors and consultants of the Company and its subsidiaries. It is intended that certain options granted thereunder will qualify as incentive stock options (the "Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and that other options granted thereunder will not qualify as Incentive Stock Options. Of such latter options, certain options (the "Non-Qualified Options") will be granted in the sole discretion of the Committee referred to in
Section 4 hereof (the "Committee") and certain other options (the "Board Options") will be granted to non-employee members of the Board of Directors of the Company (the "Board of Directors") in accordance with the provisions of
Section 5 hereof.

     (b) With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions thereunder are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and (in the case of Incentive Stock Options and Non-Qualified Options) deemed advisable by the Committee.

     2. COMMON STOCK SUBJECT TO THE PLAN.

     (a) Two million (2,000,000) shares of the authorized but unissued Common Stock, $0.01 par value per share, of the Company have been allocated to the Plan and will be reserved for issuance upon the exercise of options granted under the Plan.

     (b) In addition, shares authorized and reserved for issuance under the Company's 1982 Incentive Stock Option Plan, as amended, and 1987 Non-Statutory Stock Option Plan (collectively, the "Prior Plans") which are not used thereunder will also be reserved for issuance upon the exercise of options granted under this Plan. If any option granted under either of the Prior Plans shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for issuance pursuant to the provisions of the Plan. The maximum number of shares of Common Stock which may be issued in accordance with the provisions of this Section 2(b) shall be 1,382,125.

     (c) The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares.

     3. ADMINISTRATION.

     The Plan shall be administered by the Committee; provided, that with respect to the Board Options, the price, amount and timing of such options shall be solely as set forth below:

     4. THE COMMITTEE; ISSUANCE OF INCENTIVE STOCK OPTIONS AND NON-QUALIFIED OPTIONS.

     (a) The Committee shall at all times be constituted to permit transactions thereunder to comply with Rule 16b-3 under the 1934 Act, or any successor to such Rule, which, as of the date hereof requires that it consist of two or more members of the Board of Directors who do not receive Incentive Stock Options or Non-Qualified Options and who do not receive, and have not at any time within one year prior to their appointment as Committee members received, discretionary grants or awards under any other stock plan of the Company or its subsidiaries. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members (or both of its members, if there are only two) shall constitute a quorum. All determinations of the Committee shall be


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made by a majority of its members, or, if there are only two members, by unanimous vote. Any decision or determination reduced to writing and signed by a majority (or if there are only two, both) of the members shall be fully as effective as if it had been made by a majority (or unanimous, as the case may be) vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     (b) Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Incentive Stock Options and Non-Qualified Options shall be granted, the number of shares to be subject to each such option, the duration of each such option, the option price and method of payment and the times or time within which (during the term of the option) all or portions of each such option may be exercised. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan to prescribe, amend and rescind rules and regulations relating thereto, to determine the terms and provisions of the respective stock option agreements in accordance with Section 9 hereof and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this
Section 4(b) shall be conclusive. The Committee shall not have any discretionary authority with respect to the award or terms and conditions of the Board Options.

     5. ISSUANCE OF BOARD OPTIONS.

     Subject to the limitations set forth in this Section 5, (i) each non-employee director of the Company, for so long as such person remains a non-employee director of the Company, shall be entitled to receive an annual option to purchase 10,000 shares of Common Stock to vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary and (ii) each person who becomes a member of the Board of Directors who is not employed by the Company after the effective date of the Plan shall receive, at the time such person first becomes a member of the Board of Directors, an option to purchase 24,000 shares of Common Stock, vesting equally over a three-year period from the date of grant. Notwithstanding anything to the contrary contained herein, no person shall be entitled to receive Board Options pursuant to the Plan covering more than an aggregate 100,000 shares. Those options granted to non-employee directors pursuant to this section 5 are referred to herein as "Board Options."

     6. ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to employees of the Company or a subsidiary.

     (b) Non-Qualified Options may be granted only to (i) officers (who may also be directors) and full or part-time employees employed on a salaried or commission basis by the Company or its subsidiaries, (ii) members of the Board of Directors of the Company who are not included within the group of individuals referenced in the foregoing clause, and (iii) any individual performing services for the Company or any subsidiary as an independent contractor pursuant to a written or oral agreement with the Company or a subsidiary.

     (c) Board Options may be granted only to members of the Board of Directors of the Company who are not employees of either the Company or its subsidiaries.

     (d) For purposes of the Plan, the term "subsidiary "shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.


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     7. OPTION PRICES.

     (a) The purchase price of the Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option. For purposes hereof, fair market value shall be equal to the NASDAQ National Market closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the day as of which an Incentive Stock Option is granted, or such other amounts (which may be different amounts as between the various types of options) as shall be determined from time to time in good faith by the Committee pursuant to such criteria as it may determine to be appropriate.

     (b) The purchase price of the Common Stock under each Non-Qualified Option shall not be less than the par value of the Common Stock.

     (c) The purchase price of the Common Stock under each Board Option shall be equal to the NASDAQ National Market closing price (or the closing price on an exchange if the Common Stock is then traded on an exchange) per share of Common Stock for the date of the grant of such Board Option.

     (d) Incentive Stock Options and Non-Qualified Options may be exercised, in the discretion of the Committee, by payment of the option price in full (i) in cash, (ii) by surrender of shares of the capital stock of the Company having a fair market value equal to the option price on the date of exercise, or (iii) any combination of the foregoing. Board Options may be exercised by payment of the option price in full by means of any of the three methods of payment specified in the preceding sentence.

     (e) The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its treasury, and used for its corporate purposes as the Board of Directors shall determine.

     (f) Notwithstanding any provision herein to the contrary, no Incentive Stock Option shall be granted to any individual whose ownership of Common Stock of the Company or one of its subsidiaries exceeds the limitations set forth in
Section 422(b)(6) of the Code unless such option price is at least 110% of the fair market value of the stock at the time of the granting of the option.

     8. OPTION AMOUNTS.

     The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Section 7(a) hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

     9. FORM OF OPTIONS.

     (a) Incentive Stock Options, Non-Qualified Options and Board Options shall be in such form conforming to applicable legal requirements as shall be approved from time to time by the Committee. The form of any such options may vary among optionees.

     10. TERM OF OPTIONS; EXERCISE OF OPTIONS.

     (a) The term of each option shall be not more than ten (10) years from the date of granting thereof, provided that no Incentive Stock Option shall be granted to any individual whose ownership of Common Stock of the Company or its subsidiaries exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his or her option does not exceed a period of five (5) years from the date of the grant, or such shorter period as is prescribed in Section 10 hereof.

     (b) Within the limits specified in Section 10(a) hereof, Incentive Stock Options and Non-Qualified Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the


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Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Sections 11 and 12 hereof, no such option granted to an employee of the Company or a subsidiary may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option.

     (c) Notwithstanding any provision to the contrary contained herein, upon the removal or resignation from the Board of Directors of a holder of a Board Option, such holder may exercise such Board Option within three (3) months of his resignation or removal (but in any case not after ten (10) years from the date of the granting of the option) to the same extent that he was entitled to exercise it as of the date of such resignation or removal.

     (d) The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to him upon the exercise of his option.

     (e) With respect to persons subject to Section 16 under the 1934 Act, options granted thereunder must be held by the optionee for at least six (6) months from the date of grant to the date of disposition of the option (other than by exercise) or the Common stock underlying such option.

     11. TERMINATION OF EMPLOYMENT.

     (a) Any employee of the Company or a subsidiary who has been issued an option thereunder must exercise the option prior to his termination of employment, except that if an employee terminates his employment voluntarily, such employee shall be permitted to exercise any such option then held by him at any time within three (3) months after such termination (but in any case not after ten (10) years from the date of the granting thereof) to the same extent that he was entitled to exercise it at the date of such termination of employment.

     (b) If the holder of an Incentive Stock Option or a Non-Qualified Option terminates employment on account of disability he may exercise such option to the extent he was entitled to exercise it at the date of such termination at any time within one (1) year of the termination of his employment (but in any case not after ten (10) years from the date of the granting thereof). For this purpose a person shall be deemed to be disabled if he is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 12 months. A person shall be considered disabled only if he furnishes such proof of disability as the Committee may require.

     (c) If the holder of an Incentive Stock Option or Non-Qualified Option issued thereunder retires on or after the attainment of age sixty-five (65), such options may be exercised as determined by the Committee but in no event more than ten (10) years after the date of granting thereof.

     (d) If the employment of the holder of an Incentive Stock Option or Non-Qualified Option is terminated for "cause," all such options not yet exercised shall be exercisable within seven (7) days of such termination, and shall thereafter cease to be of any further force or effect. For purposes of the foregoing,"cause" shall have the meaning set forth from time to time in the employee handbook generally distributed by the Company to its employees.

     (e) Incentive Stock Option and Non-Qualified Options granted under the Plan shall not be affected by any change of employment so long as the holder thereof continues to be an employee of the Company or a subsidiary of the Company. The option agreements relating to Incentive Stock Options and Non-Qualified Options may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any Incentive Stock Option or Non-Qualified Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or a subsidiary of the Company or interfere in any way with the right of the Company or a subsidiary of the Company to terminate such individual's employment at any time.


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     12. DEATH OF HOLDER OF OPTION.

     In the event of the death of an individual to whom an Incentive Stock Option or Non-Qualified Option has been granted under the Plan, while he is employed by the Company (or a subsidiary of the Company) or within three (3) months after the termination of his employment (or one (1) year in the case of the termination of employment of an option holder who is disabled as above provided), the Incentive Stock Option or Non-Qualified Option heretofore granted to him may be exercised, to the extent that he was entitled to exercise it at the date of such death, by a legatee or legatees of the option holder under his last will, or by his personal representatives or distributees, at any time within a period of two (2) years after his death (but in any case not after ten
(10) years from the date of granting thereof), and only if and to the extent that he was entitled to exercise the option at the date of his death.

     13. NON-TRANSFERABILITY OF OPTIONS.

     Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descentand distribution and an option may be exercised, during the lifetime of the holder thereof, only by him.

     14. SUCCESSIVE OPTION GRANTS.

     Successive option grants may be made to any holder of options under the Plan.

     15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE ACQUISITIONS.

     (a) In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a separation, reorganization or liquidation of the Company, each holder of an outstanding option issued in accordance herewith shall be entitled to receive upon exercise and payment in accordance with the option's terms the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his option, or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, in lieu of the foregoing the Committee may upon written notice to each holder of an outstanding Incentive Stock Option or Non-Qualified Option provide that such option (but not a Board Option) shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     (b) In the event the Company or a subsidiary of the Company enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

     (c) The number of shares of Common Stock for which options may be granted thereunder and any references to specific amounts of shares (including but not limited to those references set forth in Section 5 hereof) shall be appropriately adjusted if the number of outstanding shares of Common Stock of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. The number of shares previously optioned thereunder and not theretofore delivered and the option price per share shall likewise be adjusted whenever the number of outstanding shares of Common Stock is increased or reduced by any such procedure.

     16. AMENDMENT AND TERMINATION.

     (a) The Board of Directors may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval


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by the holders of Common Stock: increase the maximum number of shares as to which options may be granted under the Plan (except under the anti-dilution provisions contained in Section 15 hereof); change the class of persons to whom options may be granted; withdraw the authority to administer the Plan(insofar as it relates to Incentive Stock Options and Non-Qualified Options) from the Committee; extend the duration of the Plan; provide for any discretion to be vested in the Committee or any other entity with respect to the award of the Board Options; or materially increase the benefits accruing to persons subject to Section 16 of the 1934 Act. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

     (b) The provisions of this Plan relating to the Board Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the respective rules thereunder.

     17. EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective upon adoption by the Board of Directors subject, however, to its further approval by the stockholders of the Company given within twelve months of the date the Plan is adopted by the Board of Directors at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose. Grants of options may be made prior to such stockholder approval but all option grants made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such options shall not be effective for any purpose.

     18. WITHHOLDING OF APPLICABLE TAXES.

     The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under this Plan after giving the person entitled to receive such shares notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction. Alternatively, the Company shall have the right to reduce the number of shares otherwise required to be delivered upon exercise of an option granted thereunder by an amount which would have a fair value on the date of such exercise equal to all taxes required to be withheld by the Company with respect to such exercise. In connection with such withholding, the Company may make any such arrangements as are consistent with this Plan as it may deem appropriate.

     19. TIME OF GRANTING OF OPTIONS.

     (a) A grant of an Incentive Stock Option or Non-Qualified Option under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an award of an option (but in no event prior to the adoption of the Plan by the Board of Directors); provided, that such option is evidenced by a written option agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee action.

     (b) A grant of a Board Option shall be deemed to be made on the applicable dates provided in Section 5 hereof.

     20. TERM OF PLAN.

     This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors and no option shall be granted thereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

                                      * * *

     The foregoing Plan was approved and adopted by the Board of Directors of the Company on April 17, 1992. Amendments were approved on April 14, 1994, September 10, 1996 and on September 14, 2000.


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